Exhibit 10.1


                               TECO ENERGY, INC.
                          1996 EQUITY INCENTIVE PLAN

1.    Purpose.

      The purpose of the TECO Energy, Inc. 1996 Equity Incentive Plan (the "Plan") is to attract and retain key employees of TECO Energy, Inc. (the "Company") and its affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by the granting of awards ("Awards") of, or based on, the Company's common stock, $1.00 par value (the "Common Stock"). The Plan is an amendment and restatement of the Company's 1990 Equity Incentive Plan (the "1990 Plan"). No provision of the Plan will affect the rights and privileges of holders of outstanding options under the 1990 Plan.

2.    Administration.

      The Plan will be administered by a committee of not less than three members of the Board of Directors of the Company appointed by the Board to administer the Plan (the "Committee"). Each member of the Committee will be a "disinterested person" or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and an "outside director" within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Committee will select those persons to receive Awards under the Plan ("Participants") and will determine the terms and conditions of all Awards. The Committee will have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it from time to time considers advisable, and to interpret the provisions of the Plan. The Committee's decisions will be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee will fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3.    Eligibility.

      All employees of the Company (or any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee) capable of contributing significantly to the successful performance of the Company, other than an employee who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

4.    Stock Available for Awards.



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                                                       Exhibit 10.1

      (a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 3,750,000 shares of Common Stock, together with all shares of Common Stock available for issue under the 1990 Plan on the effective date of the Plan. If any Award (including any Award under the 1990
Plan) expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, will again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company will not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other change affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of incentive stock options to any limitation required under the Code) will equitably adjust any or all of (i) the number and kind of shares for which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing. In making such adjustments, the Committee may ignore fractional shares so that the number of shares subject to any Award will be a whole number. If considered appropriate, the Committee may make provision for a cash payment with respect to all or part of an outstanding Award instead of or in addition to any such adjustment.

      (c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to Stock Options and SARs that may be granted to any Participant in the aggregate in any calendar year will not exceed 1,000,000 shares, subject to adjustment under subsection (b).

5.    Types of Awards.

      (a) Stock Grants. The Committee may make awards of shares of Common Stock ("Stock Grants") upon such terms and conditions as the Committee determines. Stock Grants may include without limitation restricted stock, performance shares, performance-accelerated restricted stock and bonus stock. Stock Grants may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

      (b) Stock Options. The Committee may grant options ("Stock Options") to purchase shares of Common Stock at an exercise price determined by the Committee of not less than 100% of the fair market value of the Common Stock on the date of grant and upon such terms and conditions as the Committee determines. Stock Options may include without limitation incentive stock options, nonstatutory stock options, indexed stock options, performance-vested stock options, performance-accelerated stock options and reload options. No

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                                                       Exhibit 10.1

incentive stock option may be granted under the Plan more than ten years after the effective date of this restatement of the Plan. Payment of the exercise price may be made in cash or, to the extent permitted by the Committee at or after the grant of the Stock Option, in whole or in part by delivery of a promissory note or shares of Common Stock owned by the optionee, including Stock Grants, or by retaining shares otherwise issuable pursuant to the Stock Option, in each case valued at fair market value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

      (c) Stock Equivalents. The Committee may grant rights to receive payment from the Company based in whole or in part on the value of the Common Stock ("Stock Equivalents") upon such terms and conditions as the Committee determines. Stock Equivalents may include without limitation phantom stock, performance units, dividend equivalents and stock appreciation rights ("SARs"). SARs granted in tandem with a Stock Option will terminate to the extent that the related Stock Option is exercised, and the related Stock
Option will terminate to the extent that the tandem SARs are exercised. An SAR will have an exercise price determined by the Committee of not less than 100% of the fair market value of the Common Stock on the date of grant, or of not less than the exercise price of the related Stock Option in the case of an SAR granted in tandem with a Stock Option. The Committee will determine at the time of grant or thereafter whether Stock Equivalents are to be settled in cash, Common Stock or other securities of the Company, other Awards or other property.

6.    General Provisions Applicable to Awards.

      (a) Fair Market Value. The fair market value of the Common Stock or any other property will be the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

      (b) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a person subject to
Section 16 of the Exchange Act will not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. If then permitted by Rule 16b-3, such Awards will also be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

      (c) Documentation. Each Award under the Plan will be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan. These terms and conditions may include without limitation performance criteria, vesting requirements, restrictions on transfer and payment rules. The Committee may establish the terms and

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                                                       Exhibit 10.1

conditions at the time the Award is granted or may provide that such terms and conditions will be determined at any time thereafter.

      (d) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of
Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

      (e) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

      (f) Termination of Employment. The Committee will determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or beneficiary may receive payment of an Award or exercise rights thereunder. A Participant may designate a beneficiary in a manner determined by the Committee. In the absence of an effective designation, a Participant's beneficiary will be the Participant's estate.

      (g) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or
(v) make such other provision as the Committee may consider equitable to the Participant and in the best interests of the Company.

      (h) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying such Award, and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

      (i) Withholding Taxes. The Participant will pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of

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                                                       Exhibit 10.1

Common Stock, including shares retained from the Award creating the tax obligation, valued at fair market value on the date of delivery or retention. The Company and its affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

      (j) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

      (k) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant's consent to such action will be required unless the action, taking into account any related action, would not adversely affect the Participant.

7.    Miscellaneous.

      (a) No Right To Employment. No person will have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder will be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

      (b)   No  Rights  As  Shareholder.    Subject  to  the provisions of the
applicable Award, no Participant or beneficiary will have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded will be considered the holder of such Common Stock at the time of the Award except as otherwise provided in the applicable Award.

      (c)   Effective Date.  The Plan will be effective on April 17, 1996.

      (d) Amendment of Plan. The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Board determines to be necessary or advisable, provided that the Participant's consent will be required for any amendment, suspension or termination that would adversely affect the rights of the Participant under any outstanding Award.

      (e) Governing Law. The provisions of the Plan will be governed by and interpreted in accordance with the laws of Florida.







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